EXHIBIT 99.1

Triangle Petroleum Corporation

Second Quarter Fiscal Year 2013 Earnings Conference Call

September 6, 2012; 8:30 AM MDT

Transcript

PRESENTATION

Operator

Good morning ladies and gentlemen. Welcome to the second quarter 2013 Triangle Petroleum Corporation earnings conference call. My name is Chris and I will be your conference moderator for today. Presently, all participants are in a listen-only mode. Later, we will facilitate a question-and-answer session. (Operator Instructions).

As a reminder, this conference is being recorded for replay purposes, and at this time I would now like to turn the conference over to your presenter for today Mr. Jonathan Samuels, president and CEO. Sir, you may proceed.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thank you, and good morning everyone. Welcome to the second quarter fiscal 2013 Triangle Petroleum earnings call. There are five topics we'd like to cover this morning and then we're going to turn it over for Q&A.

The first topic will be a review of last quarter's operations and financial results. The second topic will be the recent NGP financing. Third will be a review of our balance sheet and our outlook for hedging. Fourth will be a RockPile discussion of both operations and how we account for it, and the fifth will be guidance and outlook for the third quarter.

This past quarter, our second quarter of fiscal 2013, was a very good quarter for us. First cash flow from operations, positive quarter in our company’s history, and really we think begins the march of quarter after quarter growth that we have been preparing for and building for, for the last year.

Our current production in the quarter was approximately 94,000 barrels of oil and 103,000 barrels of oil equivalent. We added approximately 2,000 net acres in the quarter, all operated all in McKenzie County, at a cost of approximately $2,000 per acre.

Total revenue in the quarter was $10.2 million, $7.5 million coming from oil and gas sales, $2.6 million coming from our share of RockPile Energy services revenue. Cash flow from operations in the quarter was approximately $6.7 million and EPS slightly negative, negative $0.02, and hopefully the last negative quarter on a go-forward basis. We ended the quarter with 44.3 million shares outstanding as of July 31st.

Providing some of the metrics, our average sales price per barrel was $77. That was on 93,730 barrels of oil. We produced 60 million cubic feet of gas with an average sales price of $4.20 and 37,460 gallons of NGLs at a sales price of $0.97. Obviously the big news in the last month was our financing with natural gas partners based out of Irving, Texas.

A quick recap of the deal, it was $120 million in convertible notes. The notes convert at $8 a share into Triangle common stock. The notes carry a cashless coupon with a 5% annual interest rate. Interest is simply added to the principal. There are no maintenance covenants and we really treat this internally more like preferred equity and long term money. From NGP we added a new board member, Roy Aneed, and we are very excited about this relationship.

Roy has been great to work with along with the rest of the team. Besides capital they've already added value in a number of ways, on the financial front, on the strategic front, deal flow. And we really think it's going to change Triangle on a go-forward basis.

We're also pleased to have sourced this capital ourselves, thanks to our team here at Triangle, so we didn't pay any fees and we think it was the lowest cost capital available to us at the time.

As a result of the NGP financing we are very happy with where our balance sheet sits today. We ended the quarter with $116 million in cash and an undrawn credit facility of $27 million. We are going to look to have that credit facility redetermined during the next month or two and expect that to increase. We have no debt outside of the convertible notes which as I mentioned we consider to be more like preferred equity.

We initiated in the quarter 1,000 barrels a day of hedges for the balance of this year. It's a costless collar with a floor of approximately $81 and a ceiling of $102 or $103. We also put in 500 barrels a day for the balance of 2013 and 2014 with a similar band. Regarding our philosophy on hedging on a go-forward basis, we are very, very comfortable in the $80 by $100 range. We would like to increase our hedges and you should definitely expect more from us.

Regarding RockPile, this is RockPile's first quarter of operations. They started up surprisingly very, very well. They're -- in any start up operation you can imagine there's going to be some bumps in the road and we really avoided those and the team did a fantastic job. We completed two wells in the quarter and are fully functional and going. Today they are zipper-fracking two wells for us in Williams County. We have an additional three wells in McKenzie County that are waiting on completion.

Regarding how we account for RockPile, we own 83.3% of RockPile and we book it on our income statement as revenue attributable to our share which excludes our working interest in wells. So, to run through an example of that, if we frac a well and that generates $1 million of revenue, and we own 50% of that well from a working interest standpoint and another 50% belongs to a non-operated working interest owner, we'll only book $500,000, or half that revenue.

So, when you open our income statement this quarter, you see $2.5 million of RockPile revenue, that's what we booked. RockPile actually generated approximately $8 million of revenue and a little over $5 million was intercompany eliminated.

While we obviously understand the GAAP principles here, this is a reminder that this is money that we would have spent but it's going to a company we own, so even if it doesn't find its way into our income statement, this is still capital that is staying within our shareholders' value chain.

Regarding our guidance and outlooks for next quarter, we are beginning the growth mode. We have two rigs running full time right now. Our E&P team is functioning very well together.

Our operations -- our drill times are getting shorter, our completion times are getting shorter. Our EURs and our IPs are getting better. RockPile is firing on all cylinders. Our pipeline and infrastructure personnel are in place. We are continuing to work on adding a financial partner for Caliber, which is our midstream business.

We believe there are a number of private investment firms interested in putting midstream capital to work and it only takes one for us. So that's something we'd like to get done in Q3. Q3 should be our first profitable quarter from an EPS standpoint. We're expecting E&P revenue north of $10 million, in addition to $16 million to $18 million of RockPile revenue, with about half of that finding its way into our income statement. So, our outlook overall is very, very positive.

We should complete 10 more wells this year. Our current production at 1,200 barrels a day is about where it was at our last press release. That actually reflects only four wells producing. Two wells are shut in. We've at times been producing over 2,000 barrels a day.

I think many of you are familiar with the nature of Bakken wells steep declines and also when you have a very small well base, when one, two, or three get shut in, it really whacks your production. But with two wells off line today and five getting fracked in September and October, we feel very, very good about where our production sits for Q3 and for the balance of the year.

And overall we're happy with our progress. We laid out an ambitious plan a year ago that involves sourcing capital, hiring people, managing a team, brining on operations in a very constrained environment. Being vertically integrated at our size is uncommon and overall we're very happy with where we sit. This is largely due to the effort of the approximately 90 people that now work at Triangle. Some of those are in the field, a number of them, a number of them here in the office and working behind the scenes.

So, this is very much a team effort and we do believe we have the people in place, the capital structure in place, and the financial partners to execute our plan over the coming quarters and years. With that, I'd like to turn it over for Q&A.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). Our first question comes from the line of Ron Mills of Johnson Rice. You may proceed.

Ron Mills - Johnson Rice & Company - Analyst

Good morning guys.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Morning, Ron.

Ron Mills - Johnson Rice & Company - Analyst

A couple questions for you Jon. On the reserves, you had pretty significant reserve growth to, you know, to the six months. Can you walk through, in terms of PDPs and PUDs and how many net wells you have in each of those categories and in terms of relative vintage, the way the bookings have changed, especially now that you have some operated wells presumably in that number.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, the January 31st number did not include any operated wells. So, you know, really that change is a reflection of the operated program, well performance there and our ability with an operated programs to book incremental PUD locations. So, the break down on the PDP side is that we have 7.7 net wells in there and on the PUD side it's 10.2 net wells.

Ron Mills - Johnson Rice & Company - Analyst

In terms of the way the reserves were booked -- some of your early wells were probably booked at lower levels but how did the reserve engineers come in and book your latest wells that were more operated relative to your expectations?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Well, this latest reports was an internally generated report.

Ron Mills - Johnson Rice & Company - Analyst

Okay.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

We are required to perform that and disclose it in our 10-Q. We did not want to spend the money frankly on a third party report, so our guys generated it internally. I think our view is that it's still a conservative estimate. There is little to nothing in there for the Three Forks.

We have a Three Forks well waiting on completion. Should be completed this month or next month. And some very strong Three Fork results in the units around us, particularly the Whiting well. So, it was generated internally.

There is not a lot of gas being sold on these wells. So, certainly we see upside to it but we would rather start low and work our way up than start high and get whacked at year end if you know what I mean.

Ron Mills - Johnson Rice & Company - Analyst

I understand. And then you addressed the current production differences in terms of, you now have four wells online. You know, the two wells that were shut in, were they shut in to go on lift? Were they just shut in to clean something out? And, you know, kind of if you do apples to apples, you know, what was the production of those wells when they were shut in?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

The production when they were shut in was zero. But for one of those wells that is shut in, we are drilling a down spacing Bakken well right next door to it. Actually, that well's done drilling, it's going to be fracked. So, that well is shut in, building pressure, we don't want to frack from one Bakken well into the pressure sink in the other.

Ron Mills - Johnson Rice & Company - Analyst

Right.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

So that well is shut in, while it is waiting for the other well to get fracked, the other well is being put on lift. We are implementing gas lifts and that was getting worked over. So, on any given day, you can look at the portfolio and it is somewhat volatile.

Our August production averaged, I think 1,300, 1,400 barrels of oil equivalent a day, and if you turn those few wells on tomorrow it would be, you know, meaningfully higher than where it is, and three weeks from now when you have these two newly completed wells on, it would be higher.

So, it's -- you know, it continues to be lumpy for us and that really is the function of we don't have many wells in this production base. You have six wells producing, two of them are off line, you know, that's a -- obviously a big percentage of your total operated wells.

You know, imagine for Continental, a third of their wells going down, the number of wells that implies. So, part of the nature of our base and, you know, as we grow that will mature and change.

Ron Mills - Johnson Rice & Company - Analyst

I agree and then on the well that was completing, I think at the end of July, was the Larson well which I presume is the sixth producing operated well. Do you have any data on that well in terms of, you know, how was it completed in terms of stages, what type of propant and what some of the early production data is?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, this Larson well was up in Williams County, and to be honest it was a very -- it was a good well. It's a part of Williams County where you certainly would want to be worried about higher water-cuts and it turned out on an F&D basis to be one of the better wells we completed because it cost less.

So, this well was 31 stages. It was completed with 25% ceramic, 75% sand. 24 hour P was something around 1,600 and it (inaudible) 4,000, 5,000 barrels in the first seven days and it's been a pretty steady performer ever since.

So, it's a little bit lower EUR but it's also a meaningfully lower well cost by 15%, 20%, so when we actually calculated the funding and development costs on that well we were pleasantly surprised, and we care more about our F&D costs frankly than EURs. There’s obviously a numerator and a denominator.

Ron Mills - Johnson Rice & Company - Analyst

Okay. And then lastly just on the well performance, ceramic versus the sand ceramic mix now that you've -- I think you probably have 30 and 60 day rates on some of those wells. Any color in terms of the relative performance of the different types of propants used?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, we, you know, I think the last time we spoke publicly, we said we had a slight bias towards ceramic and I would say we're moving from slight bias to strong bias towards ceramic at least in McKenzie County. There will be regional variation but we are seeing the two groups diverge in terms of their long term performance, long term, you know, 60 day performance.

So, we're going to continue to be fracking wells with ceramic but yes our data set is certainly -- we're not fracking with sand anymore in McKenzie County, I can say that.

Ron Mills - Johnson Rice & Company - Analyst

Okay, great. Let me let someone else jump in, thanks.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thanks Ron.

Operator

Our next question comes from the line of Mike Kelly with Global Hunter Securities. You may proceed.

Michael Kelly - Global Hunter Securities - Analyst

Thanks, good morning, Jon.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Good morning.

Michael Kelly - Global Hunter Securities - Analyst

Hey, the credit facility, the current borrowing base is $27.5 million right now. You've mentioned that you'd expect that to be revised higher going forward here in the second half of the year. Maybe just comment -- or if you could quantify that, that'd be great.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, that's always a tough exercise and, you know, Wells Fargo is our lender and they're going to make those decisions frankly, not us, unfortunately. You know, I tend to think about it internally as production will drive the credit facility, and I believe when we put that in place we were producing 600, 700 barrels a day. So, you know, we're producing double that now. We hope to see it double, obviously the doubling is coming from young wells as well.

So, I don’t know where that puts it at. I'd be certainly be happy if it ended up between $40 million to $50 million, but I think it's going to depend on when we actually send in the report and what's going on that day, but definitely going to be doubling and tripling long before we need to draw it down)

Michael Kelly - Global Hunter Securities - Analyst

Okay, great, thanks.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

As we -- as we add hedges that does increase our borrowing base as well so, that should be helpful.

Michael Kelly - Global Hunter Securities - Analyst

Got it. Switching gears to the pipeline infrastructure and the potential deal to bring in outside capital. Just hoping you could give some color on what you hope that structure would look like?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, we would like -- you know, right now if you were to drive around McKenzie County and the Bakken you'd see a lot of water trucks on the road and not enough gas and NGLs being sold, and so we're looking for a comprehensive solution to that, and midstream infrastructure is expensive and we really don't want to dilute ourselves. So, you know, our thought is to bring in a financial partner in some sort of structure.

Obviously, midstream assets are highly valued when they're in a limited partnership, cash flow distribution type structure. This is obviously a Greenfield opportunity so, you know, how it ends up exactly remains to be seen. I mean, I think the overarching goal as with any company trying to build infrastructure itself is to own as much of the entity as possible while putting in as minimal capital as possible and we just have to continue to work and see what we can do.

(Inaudible) We have a $25 million infrastructure budget this year but $20 million of that is going to caliber related activities so, we would not be expecting to have any substantial revisions to our CapEx budget. You know on a -- when you look at the whole thing.

Michael Kelly - Global Hunter Securities - Analyst

Got it, okay. Also on the CapEx side, future allocations to RockPile. What's in the works right now?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

There is nothing budgeted.

Michael Kelly - Global Hunter Securities - Analyst

Okay, great, thanks.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

You’re welcome.

Operator

Our next question comes from the line of Peter Kissel with Howard Weil. You may proceed.

Peter Kissel - Howard Weil Inc. - Analyst

Hi guys, good morning and how are you?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Hi Pete.

Peter Kissel - Howard Weil Inc. - Analyst

A couple of quick questions here. First of all just following on the prior question on the borrowing base, what's your schedule for redeterminations at this point?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

We have two more for the balance of this year and we have a wild card, which I guess just means we can have one whenever we want. So, I think we'd expect to have it redone in October and then again in January or February.

Peter Kissel - Howard Weil Inc. - Analyst

Okay.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Certainly we can elect to do one in the interim if we felt it was necessary. Since we're not really dependent on a revolver, obviously it creates work for us and for Wells Fargo.

Peter Kissel - Howard Weil Inc. - Analyst

Sure, sure. Maybe another, just on the well costs right now. I was wondering if you could outline your total well costs on the wells you drill? Just looking at sand versus ceramic, number one, but also maybe if you could give us your views on your zipper-fracked wells that are utilizing RockPile?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, on sand versus ceramic, when we go to ceramic, we add about $1 million of cost in those wells and that is using the highest ranked ceramic propant. And we are discussing internally and testing out some lighter weight ceramics to see how those work and that might cut that increase by 40% or 50%.

Regarding AFEs, you know, an AFE on a new -- on the first well of the pad, tends to run about $10.5 million to $11 million. That's building infrastructure for four wells on that pad. And the end fill wells are a lot less, so I think our recent Three Forks Larson well which is waiting on completion right now, I believe the AFE for that was slightly under $9 million, I think $8.8 million.

And I believe that AFE was sent out before we made the ceramic decision. So, adding in the ceramic, you know, you're still looking at, you know, $9 million by $11 million for wells, depending on your well design in our deep -- in the deep part of the basin.

Peter Kissel - Howard Weil Inc. - Analyst

Got you. Okay. And then just one last question on RockPile. I know you had planned on only utilizing about half the spread and you were going to market the rest out to third parties. I was just curious to see how that process is going and what sort of interest you've seen to utilize that half a spread?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, RockPile has a great team, very experienced team, a very local team. Most of them are from North Dakota and they're working up there, so they're, you know, they've probably had about six weeks with Triangle results. It's actually, they don't really market themselves and I know they've signed up a bunch of MSAs.

They've bid on some jobs and I haven't heard the results of that -- I don't know that they've heard the results. And we're certainly hopeful that they'll get work and I think it's more a question of when as opposed to if, but, you know, really nothing to expect on that front and really nothing modeled in or budgeted on our side and we would kind of discourage people from doing so until they're actually talking to someone else.

Peter Kissel - Howard Weil Inc. - Analyst

Got you, okay. Thanks, Jon.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thank you.

Operator

The next question comes from the line of Jeff Hayden, KLR Group. You may proceed.

Jeffrey Hayden - KLR Group - Analyst

Hey Jon, how are you doing?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Morning, Jeff.

Jeffrey Hayden - KLR Group - Analyst

Hey, looking at the completion, you talked about five here over the next couple of months. Once you get through that, is that kind of it until we get to the Spring or should we be looking for any other completions prior to year end?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Now, we think we're going to complete 16 wells this year and we have six operating completed as of today. So, it should be another five in addition to the five we have right now.

Jeffrey Hayden - KLR Group - Analyst

Okay. And then let's see here, looking at kind of the acreage point where you are, could you just kind of give us a quick breakdown as far as, you know, how much of the current acreage is in, you know, Station versus Eastern Montana, McKenzie and Williams?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, the all acreage we added is in McKenzie and Williams. Our Station numbers is 53,000 I believe, 50,000, we sold 3,000, excuse me. So, that would put the balance, you know, 35,600 in Williams, McKenzie, and I think probably two-thirds of that is in McKenzie County.

Jeffrey Hayden - KLR Group - Analyst

All right, and then just kind of going on the Station side of things. Anything you guys are seeing up there, you know, any updates?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

A number of permits. Apache obviously announced their very sizable acreage position out there. Southwestern has -- I believe they've built a location. I don't know if they spudded that well or not but literally right on -- right between Apache and us, which is west of the Bakken, remember this is the western side of the play, and they're kind of to our western edge.

Southwestern has a well, Whiting has several wells, Samson Resources has several wells. We haven't heard anything about the results from those but we're definitely -- people are talking about that area a lot more, I can say that for sure.

Jeffrey Hayden - KLR Group - Analyst

Okay. And -- given, you know, kind of what you guys have seen from, you know, your operated wells in the play -- still comfortable with that guidance, you know, as far as production guidance you guys kind of show in your presentation or any updates to that?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

No real updates for the year end. I think we're -- obviously if you look at the guidance for this quarter, you know, we're at 1,200 a day right now. We're right on target for the high-end, if you look at where guidance was last quarter. So, we're definitely tracking ahead of guidance in terms of total barrels produced this year. We are not wanting to increase our exit rate guidance simply because of timing around the completions in January frankly.

Jeffrey Hayden - KLR Group - Analyst

Okay. That's it for me, I appreciate it, Jon.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thank you.

Operator

Our next question comes from the line of Jason Wrangler with Wunderlich Securities. You may proceed.

Jason Wrangler - Wunderlich Securities - Analyst

Good morning guys.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Good morning.

Jason Wrangler - Wunderlich Securities - Analyst

Just two quick ones on RockPile. You walked through the revenue side and it makes a lot of sense. I assume the expenses side is the same type of situation where you only the book the half, it would not be on your P&L I guess, if you will?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, it's reduced proportionally.

Jason Wrangler - Wunderlich Securities - Analyst

Okay.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

So, when our Q gets filed -- we're filing tomorrow and it likely won't hit until Monday. We're actually going to -- we have a segment reporting section, it's on page 12, I believe, of our 10-Q and it lays out E&P in its totality, RockPile in its totality, and shows the intercompany elimination and then the total.

Jason Wrangler - Wunderlich Securities - Analyst

Okay. And then the -- and I'm sure that will be helpful. And the only other question I had is just, so the 10 hopeful completions this year, are you expecting to use RockPile for all 10 of those?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Absolutely.

Jason Wrangler - Wunderlich Securities - Analyst

Okay. I appreciate it guys.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thank you.

Operator

The next question comes from the line of David Anderson with New Era Investors. You may proceed.

David Anderson - New Era Investors - Analyst

Hey, good morning all and congrats on a quarter with a lot of firsts. Hey Jon. My question is really about the DD&A side at RockPile. It sounds like we'll get all that detail in the 10-Q. But just real quick, maybe give us an idea of that, because as I look at the $200,000 odd net loss attributable to the non-controlling interest, I'm assuming you got a 100% loss at that -- at RockPile of, you know, maybe a $1.5 million or so.

That would imply to me you've got maybe $750,000 in DD&A and maybe $1.6 million or so in G&A. Is that kind of where you guys hit RockPile this quarter?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

RockPile on the quarter was $52,000 EBITDA positive which is -- we were frankly pretty happy with that because they were not operational for two of those three months and they only fracked two wells. The DD&A you can back into that, their G&A -- wait I've got written down here, I'm just trying to find it. That was about $2.3 million.

David Anderson - New Era Investors - Analyst

Got it. And so, that's kind of what I was thinking and so, was there some start up G&A on that or do you consider that to be a run-rate on a quarterly basis going forward for them?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, I mean, with RockPile we obviously need -- they need to pre-hire personnel who need to complete these wells. So RockPile has today about 50 people up in North Dakota, and all those guys had to be on the payroll and up and trained and ready to work before you even start pumping.

So, it really just comes down to operating leverage more than anything else. You know, clearly what last quarter says is they’re not going to make a lot of money when they pump two jobs in a quarter. We think they're going to do very well this quarter. our internal EBITDA estimates for Q3 is something between $3 million and $4 million on a (unaudible) basis for RockPile and that's assuming only the five jobs for us, and obviously third party work. So, it is a utilization game for them and, you know, adding the second rig fulltime is certainly going to help with that.

David Anderson - New Air Investors - Analyst

Yes, that's great and very accretive for you guys. Last question then on G&A. Do you see yourself sort of flattening out on the stock based compensation piece? It looked pretty flat relevant to the first quarter and obviously pretty far down from where you guys were last year. So, is a lot of that stock based compensation sort of out there now and reducing from here on out?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

I wouldn't say it's going to reduce from here on out. The kind of distorting thing about last year’s stock based comp is that when we first came into Triangle in 2010, we didn't have a shareholder approved plan to issue the equity we were issuing and so, it was really issued subject to getting shareholder approval for a new plan, and we got that in 2011, but what that meant was, you know, a year and three quarters worth of stock got put on the -- run through income statement all at once.

So, you're heavily loaded last year. You know, I think our stock based comp is going to be highly tied to our headcount. I wouldn't be expecting it to get back to where it was, by any stretch, but, you know, flat to up as we grow. I think more importantly from our standpoint is we would expect it to be a significantly decreasing percentage of our revenues on a go-forward basis, which is more important.

David Anderson - New Era Investors - Analyst

Great, that's all I had, good luck, thanks.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thank you.

Operator

Our next question comes from the line of Dan McSpirit with BMO Capital. You may proceed.

Dan McSpirit - BMO Capital - Analyst

Thank you, gentlemen, good morning.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Good morning, Dan.

Dan McSpirit - BMO Capital - Analyst

On the 10 remaining wells to be completed this year, can you give us the split on Bakken versus Three Forks?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

We have one Three Forks right now and we're hoping to get some results on that. We -- one of the nice things about where we are, we have some optionality pretty late in the game in the vertical wells going out of the Bakken or the Three Forks. So, we'd really like to see the Three Forks results before we drill any more.

Dan McSpirit - BMO Capital - Analyst

Okay, got it. And now on the credit facility here, based on your own internal models when do you begin tapping that facility?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, that's really largely a function of next year’s CapEx budget and we haven't had that approved by our board. We're not ready to talk about it yet but it's certainly not this year.

Dan McSpirit - BMO Capital - Analyst

Got it. Okay. And then lastly, the oilfield services business is beginning to hit the P&L in a very meaningful way. Can you help me out with guidance or how best to model the revenue contributions as well as the operating margin going forward here, whether it's on a revenue per fleet basis or jobs per month or utilization rate or some other measure recognizing that it's very early innings and that there is certainly a great deal of volatility involved.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes, once we get up and running, with a two rig program, 24 wells a year, six a quarter. This upcoming Q3, which is kind of piecing it all together, RockPile should complete five wells, expecting $3 million to $4 million in cash flow and $16 million to $18 million of total top line revenue that's not reduced for the intercompany elimination.

We do expect those quarters to repeat just based on the Triangle work. So if you add all that up, you'd expect RockPile to be $15 million to $20 million per year EBITDA type business with upside to that from the third parties.

I totally understand your question, it is something we model pretty extensively internally, and frankly this is really hard right now because RockPile has only fracked two jobs and they really haven't had time to go out and see what the third-party world has to offer them.

Dan McSpirit - BMO Capital - Analyst

Right.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

And if they go frac five jobs for someone else in Q3 or Q4, their G&A is already covered. A lot of that falls to the bottom line, you know on the pressure pumping side, there is a huge amount of operating leverage in it.

So to be honest it's kind of tough to model right now and we've I think talked about how we think RockPile is an important component of our long-term cost structure. We haven’t really pounded the table on how people should model it because it's frankly just a little bit early.

Dan McSpirit - BMO Capital - Analyst

Right, got it, okay, and then can you give us the current rates on the Frederick James and the Gullickson Trust, number 1 and number 3 wells?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

In current production rates?

Dan McSpirit - BMO Capital - Analyst

If you have it.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

We don't have those in front of us.

Dan McSpirit - BMO Capital - Analyst

Very good, thank you.

Operator

And the next question comes from the line of Robert Kalbouss with Northland Capital. You may proceed.

Robert Kalbouss - Northland Capital Markets - Analyst

Good morning.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Good morning.

Robert Kalbouss - Northland Capital Markets - Analyst

Yes, most of my questions have been answered at this point but I am a little curious about the Station prospect. I know you mentioned it earlier. Can you provide some color on your thinking about when that 50,000 acres starts to come under the bid? And maybe how industry success in that area might or might not change your thinking and also whether or not there is a lease expiration risk in that area?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Happy to answer all those questions. I'll take the last one first, the lease expiration, we really don't have any lease expiration issues. Most of these are either five year leases or three year leases with two year extensions at a very low cost, $30, $40, $50 an acre. These were taken in around March, April, May of last year. So, maybe 18 months and a little less into the five years.

Regarding our thoughts, you know, the way we allocate capital, that's probably our most important task here as a management team is we want to high-grade our prospects and we want to drill the lowest risk, highest return prospects first and, you know, when you look at our drilling CapEx budget this year of $98 million, to really go test Station. You're going to have to drill three wells. They are going to probably cost a little bit more because you have nothing out there and you really shouldn't expect any support from non-operators in the units.

So you might be talking anywhere from $30 million to $35 million, so for us to go spend a third of our operated CapEx budget out there, in a high risk area, is not something we want to do. I think you hit the nail on the head, what would change that would be industry success. And we will look to go spend capital out there in an ideal world, with 50,000 plus acres it’s obviously a pretty big position.

It is going to take a number of rigs to get it drilled, so we would definitely be looking for a partner to help us do that and frankly we would be looking for a partner now except -- we do believe in the geology out there, we know there is risk and we think that as industry de-risks, we will get a better deals if we wait.

Robert Kalbouss - Northland Capital Markets - Analyst

Okay, thanks, that's helpful. That's all I got.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Thank you.

Operator

(Operator Instructions). The next question comes from the line of Ron Mills with Johnson Rice. You may proceed.

Ron Mills - Johnson Rice & Company - Analyst

Hey guys. I missed something I think in response to Dave's question earlier, but just when we look at RockPile, just simplistically from an income statement standpoint during the second quarter, I know you had plus or minus $700,000 of margin pre-G&A, pre-DD&A margin.

If you look at RockPile it’s -- I guess, what am I trying to say here, that's about 25% or 30% type margin there. Is that a pretty good run rate we should go with until it gets more up and running and it's 100% utilized, between both yourselves and third parties, or, just trying to make sense, make sure we have some sense of modeling on the cost side.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Happy to talk through it. Was that a 25%, 30% of the gross margin, the EBITDA margin?

Ron Mills - Johnson Rice & Company - Analyst

That was gross, that was just pressure pumping -- that was just taking your revenues and the operating expenses from RockPile off of your income statement. That wasn't an EBITDA margin, Jon, I'm just trying to --.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

I mean, I am with you. No, I would expect the gross margins should improve because as you -- again as you think about that they obviously -- there is three months in the quarter, they pumped two jobs, and they basically worked for two weeks of 12 weeks. But they were paying all their personnel in the field for all 12 weeks. So we would definitely be expecting their gross margin to improve on a go forward basis. I don't have that model in front of me. So I can't give you guidance today. We'd be happy to sort of talk through it offline.

Ron Mills - Johnson Rice & Company - Analyst

And I assume it will become more clear once we see the segment information tomorrow or Monday in the 10-Q.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

That's going to help. I think when it's really going to become clear is three months from now when we're reporting Q3 and actually are operational for the quarter.

Ron Mills - Johnson Rice & Company - Analyst

Right.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Because, you know, they basically -- they were start up last quarter and they worked two out of 12 weeks.

Ron Mills - Johnson Rice & Company - Analyst

Okay, all right, well, we'll just -- I'll probably follow up offline. But thanks guys.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

You can see why we like our $20 million investment in that it generates a lot of revenue and cash flow.

Ron Mills - Johnson Rice & Company - Analyst

So far, so good, right?

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

Yes.

Operator

And we have no further questions at this time. I would now like to turn the call back over to the speakers for any closing remarks.

Jonathan Samuels - Triangle Petroleum Corporation - President, CEO

I'd like to thank everyone for joining us and look forward to chatting with you next quarter. Have a great day.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you so much for your participation. You may now disconnect. Have a great day.